EXHIBIT 32.2

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Jason Hollar, Chief Financial Officer of Sears Holdings Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 21, 2017

/s/ Jason Hollar
Jason Hollar
Chief Financial Officer